EXHIBIT 2

         Set forth below is a summary of the acquisitions of beneficial ownership in the Shares of the Issuer by Phillip Frost, M.D. effected from October 4, 1996 through the date of this Amendment No. 2.

               NUMBER OF SHARES        PRICE PER              TYPE OF
DATE                ACQUIRED             SHARE               TRANSACTION
----                --------             -----               -----------
03/31/97              7,500             $5.875           Open Market Transaction

04/01/97              2,500             $5.875           Open Market Transaction

01/09/98            285,000             $3.15            Private Transaction

01/28/98            250,000             N/A              Transfer from Frost-
                                                         Nevada Limited
                                                         Partnership

02/25/98              3,300             $4.9375          Open Market Transaction

02/26/98              2,500             $4.9375          Open Market Transaction

02/27/98              4,200             $4.9375          Open Market Transaction

06/29/98              6,500             $4.8433          Open Market Transaction

06/30/98              1,200             $4.75            Open Market Transaction

07/02/98              1,800             $4.75            Open Market Transaction

07/16/98              2,700             $4.625           Open Market Transaction

07/16/98              2,000             $4.6875          Open Market Transaction

07/21/98              3,000             $4.625           Open Market Transaction

07/22/98              3,000             $4.625           Open Market Transaction

07/23/98              7,000             $4.393           Open Market Transaction

07/24/98              3,000             $4.375           Open Market Transaction

07/27/98              4,000             $4.1875          Open Market Transaction

07/28/98              5,000             $4.0625          Open Market Transaction

07/28/98              6,000             $3.7813          Open Market Transaction

07/29/98              4,300             $3.9375          Open Market Transaction

07/29/98              8,000             $4.000           Open Market Transaction

08/03/98                200             $3.9375          Open Market Transaction

08/05/98              3,500             $3.5625          Open Market Transaction

08/26/98              1,000             $3.75            Open Market Transaction

09/01/98            300,000             $2.9375          Open Market Transaction

09/04/98             10,000             $3.00            Open Market Transaction

09/04/98             10,000             $2.9375          Open Market Transaction